Exhibit 99.1

PRESS RELEASE

Blackbaud Announces Update Regarding Third Quarter 2020 Earnings Call

Charleston, S.C. (October. 29, 2020) — Blackbaud, Inc. (NASDAQ: BLKB), the world’s leading cloud software company powering social good, announced today that the company was unable to hold its conference call to discuss third quarter results at the originally scheduled time due to a network outage impacting the conference call provider. If the issue is not resolved by 9:00 a.m. ET Blackbaud will reschedule the call.

About Blackbaud

Blackbaud (NASDAQ: BLKB) is the world's leading cloud software company powering social good. Serving the entire social good community—nonprofits, higher education institutions, K–12 schools, healthcare organizations, faith communities, arts and cultural organizations, foundations, companies and individual change agents—Blackbaud connects and empowers organizations to increase their impact through cloud software, services, expertise and data intelligence. The Blackbaud portfolio is tailored to the unique needs of vertical markets, with solutions for fundraising and CRM, marketing, advocacy, peer-to-peer fundraising, corporate social responsibility, school management, ticketing, grantmaking, financial management, payment processing and analytics. Serving the industry for more than three decades, Blackbaud is headquartered in Charleston, South Carolina, and has operations in the United States, Australia, Canada, Costa Rica and the United Kingdom. For more information, visit www.blackbaud.com or follow us on Twitter, LinkedIn, Instagram and Facebook.

Blackbaud Investor Contact
Steve Hufford
Director, Investor Relations
843.654.2655
steve.hufford@blackbaud.com